NX NETWORKS RECEIVES APPROVAL FOR SALE OF BUSINESS PRODUCTS & SERVICES THROUGH AUCTION PROCESS

HERNDON, VA (INTERNET WIRE) 02/14/02 - Nx Networks (NXWXQ), a provider of Internet telephony solutions, said today that it has received approval from the U.S. Bankruptcy Court to sell its business through an auction process. Nx Networks had previously filed for protection under Chapter 11 of the U. S. Bankruptcy Code on November 1, 2001. "We have received several inquiries
regarding the sale of our business.   We are pleased to be able to take the
appropriate action to finalize the sale by mid March, 2002 at the latest, while we continue to provide high quality service to our customers," said Richard Yalen, CEO of Nx Networks.

Nx Networks has also received approval for the initial bid made by nsgdata.com, to become the "stalking horse" bid, with a preliminary valuation of more than $2 million. nsgdata.com Inc is a privately owned company built over the past three and a half years from the acquisition of three established data communications product lines, all of which were "turnaround"situations.

RCW Mirus, a Boston investment bank with experience in representing technology companies operating under Chapter 11 will be retained as Nx
Networks'investment banker. RCW Mirus'corporate recovery services group will market the Company's assets to interested bidders, and should enable Nx Networks to maximize the value received for its stakeholders. Interested bidders are being directed to contact Jamie Grant at 617-338-1333 (or grant@merger.com).

ABOUT NX NETWORKS

Nx Networks provides Internet telephony solutions, including toll bypass, voice VPN, Internet access, and packet data solutions. Headquartered in Herndon, Virginia, USA, Nx Networks provides solutions to service providers, carriers, and enterprises worldwide. Additional information about Nx Networks can be found online at www.nxnetworks.com.

ABOUT RCW MIRUS

RCW Mirus provides investment banking solutions to corporations in targeted technology, manufacturing, and service industries. Mirus Corporate Recovery Services delivers merger advisory and recapitalization services to distressed companies, including divestitures and bankruptcy sales. More information about RCW Mirus is available at http://www.merger.com.

*Safe Harbor Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties, including references to projected sales. Readers are cautioned that all forward-looking statements are subject to risks and uncertainties, including without limitation, the timing of new announcements or introductions by the company and its competitors, the acceptance of new products and services, the hiring and retention of key employees, competitive pricing pressures, the manufacturing of products, the need for capital, dependence on third parties for manufacturing, components and products, general economic conditions, and, with respect to Nx Networks, the risk factors detailed from time to time in its periodic reports and registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only of the date hereof. Nx Networks undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The filing by Nx Networks for protection under Chapter 11 of the federal bankruptcy laws may complicate the ability of Nx Networks to successfully restructure its operations. It is also possible that vendors, customers, partners, and other parties doing business with Nx Networks may decide to cease doing business with Nx Networks as a result of the Chapter 11 filing. It is also possible that third parties who have previously expressed interest in providing funds to Nx Networks or otherwise investing funds in the Company or acquiring all or a portion of its assets may decide not to pursue a transaction with Nx Networks as a result of its filing for protection under Chapter 11.


Contact:      Richard Yalen
Company:      Nx Networks      Phone:      703-793-1071
Title:        CEO              Email:      rich.yalen@nxnetworks.com